Exhibit 20

Capital One Prime Auto Receivables Trust 2004-2
Automobile Receivable - Backed Notes
Class A-1 Notes 1.6871% Asset-Backed Notes
Class A-2 Notes 2.4300% Asset-Backed Notes
Class A-3 Notes 3.0600% Asset-Backed Notes
Class A-4 Notes LIBOR + 0.0600% Asset-Backed Notes
Class B Notes 3.9500% Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	09/01/2004
Monthly Period Ending:	09/30/2004	Purchases	Units	Cut-off Date	Closing Date	Original Pool Balance
Prev. Distribution/Close Date:	09/15/2004	Initial Purchase	58,453	7/20/2004	7/27/2004	1,007,697,565.15
Distribution Date:	10/15/2004	Sub Purchase #1	11,714	9/6/2004		207,493,535.35
Days in Interest Period:	30	Sub Purchase #2	0			0.00
Days in Collection Period:	30	Sub Purchase #3	0		0.00
Months Seasoned:	2	Total	70,167		1,215,191,100.50

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of Period Aggregate Principal Balance		{1}		965,295,442.11

{2}	Purchase of Subsequent Receivables		{2}		207,493,535.35

	Monthly Principal Amounts

	{3}	Regular Principal Received	{3}	21,411,566.75
	{4}	Prepaid Principal Received	{4}	14,475,093.70
	{5}	Defaulted Receivables	{5}	6,325.18
	{6}	Principal Portion of Repurchased Receivables	{6}	2,971,748.42
	{7}	Cram Down Losses and other non-cash adjustments	{7}	1,063.13

	{8}	Total Monthly Principal Amounts	{8}		38,865,797.18

{9}	End of Period Aggregate Receivables Balance		{9}		1,133,923,180.28
{10}	Pool Factor ({9} / Original Pool Balance)		{10}		0.9331

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{11}	Original Note Balance	{11}	206,000,000.00	353,000,000.00	274,000,000.00	337,227,000.00	29,773,000.00	1,200,000,000.00
{12}	Beginning of Period Note Balance	{12}	164,127,903.49	353,000,000.00	274,000,000.00	337,227,000.00	29,773,000.00	1,158,127,903.49
{13}	First Allocation of Principal	{13}	8,605,762.96	0.00	0.00	0.00	0.00	8,605,762.96
{14}	Second Allocation of Principal	{14}	29,773,000.00	0.00	0.00	0.00	0.00	29,773,000.00
{15}	Optional Note Redemption Amount	{15}	0.00	0.00	0.00	0.00	0.00	0.00
{16}	End of Period Note Balance	{16}	125,749,140.53	353,000,000.00	274,000,000.00	337,227,000.00	29,773,000.00	1,119,749,140.53
{17}	Note Pool Factors ( {16}/{11} )	{17}	0.6104	1.0000	1.0000	1.0000	1.0000	0.9331
{18}	Principal Payment Per $1,000	{18}	186.30	0.00	0.00	0.00	0.00	31.98

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{19}	Beginning of Period Pre-Funding Account Balance	{19}		204,898,654.41
{20}	Purchase of Subsequent Receivables	{20}	204,898,654.41
{21}	Investment Earnings	{21}	46,404.35
{22}	Investment Earning Transfer to Collection Account	{22}	(46,404.35)
{23}	Payment of Mandatory Prepayment Amount	{23}	0.00
{24}	End of Period Pre-Funding Account Balance	{24}		0.00

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IV.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{25}	Scheduled and Prepayment Principal Cash Received							{25}	35,886,660.45
{26}	Liquidation Proceeds Collected During Period							{26}	0.00
{27}	Receivables Repurchase Amounts							{27}	2,971,748.42
{28}	Interest & Fees Collected on Receivables							{28}	5,081,982.39
{29}	Swap Termination Account							{29}	0.00
{30}	Return of Excess Deposit - Prefunding Account							{30}	0.00
{31}	Advances from the Reserve Fund							{31}	0.00
{32}	Release from Reserve Fund Account Investment Earnings on Trust Accounts							{32}	0.00
{33}	Collection Account							{33}	44,074.28
{34}	Transfer from Reserve Fund							{34}	16,085.56
{35}	Transfer from Pre-Funding Account							{35}	46,404.35
{36}	Net Swap Receipts							{36}	0.00
{37}	Optional Note Redemption Prepayment Amount							{37}	0.00
{38}	Total Available Funds							{38}		44,046,955.45

Distributions:
{39}	Trustee Fees							{39}	0.00
	Servicing Fees
	Calculated	Carryover	Change from	Total
	Fee	Shortfall	Prior Period	Fee Due
{40}	402,206.43	0.00	0.00	402,206.43				{40}	402,206.43
{41}	Net Swap Payments							{41}	497,409.83
	Class A Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Pmt. Per $1,000
{42}	Class A-1 Note	164,127,903.49	1.69%	30	Actual/360	230,750.15	1.12	{42}	230,750.15
{43}	Class A-2 Note	353,000,000.00	2.43%	30	30/360	714,825.00	2.03	{43}	714,825.00
{44}	Class A-3 Note	274,000,000.00	3.06%	30	30/360	698,700.00	2.55	{44}	698,700.00
{45}	Class A-4 Note	337,227,000.00	LIBOR + 0.06%	30	Actual/360	511,460.95	1.52	{45}	511,460.95
	Class A Noteholders’ Accrued Note Interest
		Carryover	Change from	Carryover Shortfall
	Class	Shortfall	Prior Period	Per $1,000
{46}	Class A-1 Note	0.00	0.00	0.00				{46}	0.00
{47}	Class A-2 Note	0.00	0.00	0.00				{47}	0.00
{48}	Class A-3 Note	0.00	0.00	0.00				{48}	0.00
{49}	Class A-4 Note	0.00	0.00	0.00				{49}	0.00
{50}	First Allocation of Principal							{50}	8,605,762.96
	Class B Noteholders’ Accrued Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Day Count Basis	Calculated Interest	Coupon Pmt. Per $1,000
{51}	Class B Notes	29,773,000.00	3.95%	30	30/360	98,002.79	3.29	{51}	98,002.79
	Class B Noteholders’ Accrued Note Interest
		Carryover	Change from	Carryover Shortfall
	Class	Shortfall	Prior Period	Per $1,000
{52}	Class B Notes	0.00	0.00	0.00				{52}	0.00
{53}	Second Allocation of Principal							{53}	29,773,000.00
{54}	Deposit to Reserve Account, to Required Level							{54}	2,514,837.34
{55}	Swap Termination Payments							{55}	0.00
{56}	Other Amounts Due to the Trustees							{56}	0.00
{57}	Optional Note Redemption Prepayment Amount / EOD Prin Pay							{57}	0.00
{58}	Distribution to the Equity Certificate Holder							{58}	0.00
{59}	Total Distributions							{59}		44,046,955.45

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V.	RECONCILIATION OF RESERVE ACCOUNT:

{60}	Beginning of Period Reserve Account balance		{60}		12,966,068.74
{61}	Deposits to Reserve Account - Subsequent Fundings		{61}		2,074,935.35
{62}	Subtotal		{62}		15,041,004.09

	{63}	Reserve Account Requirement	{63}	24,379,348.38
	{64}	Reserve Acount Shortfall / (Excess)	{64}	9,338,344.29

{65}	Deposit to Reserve Fund, to Required Level		{65}		2,514,837.34
{66}	Release from Reserve Account		{66}		0.00

{67}	End of Period Reserve Account Balance		{67}		17,555,841.43

{68}	Change in Reserve Account Balance from Prior Period		{68}		4,589,772.69

{69}	EOP Shortfall		{69}		6,823,506.95

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Sale and Servicing Agreement dated as of July 27, 2004 by and among Capital One Auto Finance, Inc., as Servicer, Capital One Prime Auto Receivables Trust 2004-2, as Issuer, Capital One Auto Receivables, LLC, as Seller, and JPMorgan Chase Bank, as Indenture Trustee.

CAPITAL ONE AUTO FINANCE, INC.

Capital One Auto Finance, Inc., as Servicer

By:	/s/ Steve Cunningham
Name:	Steve Cunningham
Title:	Assistant Vice President
Date:	10/12/2004

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Exhibit A

Capital One Prime Auto Receivables Trust 2004-2

Automobile Receivable - Backed Notes

Class A-1 Notes 1.6871% Asset-Backed Notes

Class A-2 Notes 2.4300% Asset-Backed Notes

Class A-3 Notes 3.0600% Asset-Backed Notes

Class A-4 Notes LIBOR + 0.0600% Asset-Backed Notes

Class B Notes 3.9500% Asset-Backed Notes

Servicer’s Certificate

Monthly Period Ending 9/30/2004

Distribution Date 10/15/2004

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{1}	Original Note Balance	{1}	206,000,000.00	353,000,000.00	274,000,000.00	337,227,000.00	29,773,000.00	1,200,000,000.00
{2}	Beginning of Period Note Balance	{2}	164,127,903.49	353,000,000.00	274,000,000.00	337,227,000.00	29,773,000.00	1,158,127,903.49
{3}	End of Period Note Balance	{3}	125,749,140.53	353,000,000.00	274,000,000.00	337,227,000.00	29,773,000.00	1,119,749,140.53
{4}	Note Pool Factors ({3} / {1})	{4}	0.6104	1.0000	1.0000	1.0000	1.00	0.9331

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Period
{5}	Beginning Number of Receivables	{5}	58,453	57,356
{6}	Number of Subsequent Receivables Purchased	{6}	11,714	11,714
{7}	Number of Receivables Defaulted During Period	{7}	1	1
{8}	Number of Receivables Becoming Purchased Receivables During Period	{8}	155	152
{9}	Number of Receivables Paid Off During Period	{9}	1,995	901
{10}	Ending Number of Receivables	{10}	68,016	68,016

III.	STATISTICAL DATA (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	5.19%	5.19%	5.25%
{12}	Weighted Average Remaining Term of the Receivables	{12}	54.75	53.52	53.01
{13}	Weighted Average Original Term of Receivables	{13}	56.82	56.82	56.82
{14}	Average Receivable Balance	{14}	17,239.00	16,829.89	16,671.49

IV.	DELINQUENCY

Receivables with Scheduled Payment Delinquent			Units	Dollars	Percentage
{15}	31-60 Days	{15}	37	512,483	0.05%
{16}	61-90 Days	{16}	11	185,101	0.02%
{17}	91-120 Days	{17}	4	89,001	0.01%
{18}	Receivables with Scheduled Payment Delinquent More Than 60 Days at the End of Period	{18}	15	274,101	0.02%

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V.	PERFORMANCE TESTS:

Delinquency Ratio:

{19}	Receivables with Scheduled Payment Delinquent More Than 61 Days at the End of Period (line {18})	{19}	274,101.28
{20}	End of Period Current Principal Balance	{20}	1,133,923,180.28
{21}	Delinquency Ratio ({16} + {17} divided by {20})	{21}		0.02%
{22}	Previous Monthly Period Delinquency Ratio	{22}		0.01%
{23}	Second Previous Monthly Period Delinquency Ratio	{23}		0.00%
{24}	3 Month Average Delinquency Ratio (({21} + {22} +{23}) / 3)	{24}		0.02%

	Compliance with Reserve Account Increase Condition Trigger? Three Month Average Delinquency Ratio for Period 2 < 2.25%?			Yes

	Is there a Reserve Account Increase Condition?			No

Current Net Charge-off Rate:

{25}	Receivables becoming Defaulted Receivables during period	{25}	6,325.18
{26}	Cram Down Losses occurring during period	{26}	0.00
{27}	Liquidation Proceeds collected during period	{27}	0.00
{28}	Net Losses during period ({25} + {26} - {27})	{28}	6,325.18
{29}	Monthly Annualized Net Charge-Off Ratio (({28} / Monthly Period Average Aggregate Receivable Balance)* 12)	{29}		0.01%
{30}	Previous Monthly Period Charge-Off Ratio	{30}		0.00%
{31}	Second previous Monthly Period Charge-Off Ratio	{31}		0.00%
{32}	3 Month Average Net Charge-Off Rate (({29}+{30}+{31})/3)	{32}		0.00%

	Compliance with Reserve Account Increase Condition Trigger? Three Month Average Delinquency Ratio for Period 2 < 2.25%?			Yes

	Is there a Reserve Account Increase Condition?			No

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